Exhibit 99.1

Zoned Properties Signs Letter of Intent to Purchase Colorado Property

Development and Leasing of Property Expected to Generate Incremental Cash Flow

SCOTTSDALE, Ariz., February 22, 2016 -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced the company has entered into a binding letter of intent to purchase a 1.5-acre parcel of land located in Parachute, Colorado for the purpose of development and leasing to a licensed tenant operator.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “We identified this particular property for the opportunity it provides us to replicate the success we have experienced in Arizona and further extend our Triple-Set (SSS) design model to Colorado, a new market for us. Our unique Triple-Set (SSS) design model creates the precedent for development of marijuana facilities with a sophisticated, safe, and sustainable set of design principles, representing the highest standard within this emerging industry. This new market, leveraging this innovative approach, is expected to create incremental value for our shareholders and the surrounding community of Parachute.”

“Over the coming weeks, we will be working closely with the seller to execute a purchase agreement and begin the process of securing the necessary permits and approvals for development and identifying a licensed operating tenant,” continued McLaren. “Having just completed a similar process with the Town of Chino Valley, Ariz., we have a team of real estate development professionals that are experienced in navigating the process to a successful outcome for all interested parties.”

Under the terms of the binding letter of intent, the company has agreed to execute a purchase agreement within 45 days to purchase a parcel of land for $499,857 in a development area known as Parachute Park. The purchase agreement is expected to include a 45-day due diligence period to allow, among other things, the company to work to obtain sufficient development financing and collaborate with the seller to secure a Special Use Permit and Protected Development Deal Rights from the Town of Parachute. The terms of the letter of intent also include options to purchase additional, nearby lots in the development park.

Initial financial terms include a down payment of 55% of the purchase price with seller financing of the remaining balance at 6.5% per annum over five years, to be repaid in equal monthly installments.

About Zoned Properties, Inc. (OTCQX: ZDPY):

Zoned Properties, Inc. is a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties, Inc. targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas

Managing Partner

Hayden IR

Tel (646) 536-7331

brett@haydenir.com